EXHIBIT 5.1

August 17, 2022

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, Missouri 64106

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to UMB Financial Corporation, a Missouri corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder, relating to, among other things, the registration of an indeterminate number or amount of (i) shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), (iii) depositary shares representing Preferred Stock (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), (iv) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants”), (v) stock purchase contracts to purchase a specified number of shares of Common Stock, Preferred Stock or Depositary Shares of the Company at a future date or dates (“Stock Purchase Contracts”), (vi) units of the Company comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Debt Securities (the “Units”), and (vii) debt securities of the Company (the “Debt Securities” and together with the Common Stock, the Preferred Shares, the Depositary Shares, the Warrantes, the Stock Purchase Contracts and the Units, the “Registered Securities”), in each case, which may be offered from time to time, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as may be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).

As described in the Prospectus: (i) the Depositary Shares are to be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); (ii) the Warrants are to be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”); (iii) the Stock Purchase Contracts are to be issued pursuant to one or more Stock Purchase Contract Agreements (each, a “Stock Purchase Agreement”), (iv) the Units are to be issued pursuant to one or more Unit Purchase Agreements (the “Unit Purchase Agreement”), and (v) the Debt Securities are to be issued in one or more series pursuant to one or more indentures (each, an “Indenture”) to be entered into between the Company and one or more trustees party thereto (each, a “Trustee”), substantially in the form of Exhibit 4.1 or Exhibit 4.2 to the Registration Statement, as applicable. Each Depositary Agreement, Stock Purchase Agreement, Unit Purchase Agreement,

Warrant Agreement and Indenture, and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Current Report on Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with an offering of Registered Securities are referred to herein as “Related Documents.”

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company, and originals or copies, certified or otherwise identified to our satisfaction of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein, including (i) the Prospectus, (ii) the Restated Articles of Incorporation of the Company, as amended to date (the “Articles”), (iii) the Bylaws of the Company, as amended to date (the “Bylaws” and together with the Articles, the “Charter”), (iv) resolutions and the record of actions taken by the Company’s board of directors and committees thereof with respect to, among other things, the authorization of the preparation and filing of the Registration Statement, including the execution of a power of attorney related thereto.

We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes.

For purposes of the opinions expressed herein, we have assumed: (i) that the Company, at the time of delivery of any Registered Securities, will continue to be a corporation duly organized, validly existing and in good standing under the applicable laws of the State of Missouri; (ii) that the Company will continue to have the requisite organizational and legal power and authority to issue and offer the Registered Securities and to enter into and perform its obligations under the Related Documents and other documents relating to the offering or issuance of the Registered Securities; (iii) that the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents and other documents relating to the offering or issuance of the Registered Securities, and the execution and delivery by the Company of the Related Documents and other documents relating to the offering or issuance of the Registered Securities, in each case, will have been duly authorized and approved by the Company (such approvals referred to herein as the “Board Proceedings”); (iv) that the Board Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents and other documents relating to the offering or issuance of the Registered Securities (A) will be in accordance with all applicable laws and the Company’s Charter, and (B) do not conflict with any contractual or other restrictions which are binding on the Company; (v) that each Trustee, Depositary and Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and have the requisite organizational and legal power and authority to enter into and to perform its obligations under the Related Documents and other documents relating to the offering or issuance of the Registered Securities to which it is a party; (vi) that when executed and delivered by the parties thereto, the Related Documents and other documents relating to the offering or issuance of the Registered Securities will be the valid and binding obligations of the parties thereto, other than the Company; and (vii) that each Related Document will have been properly filed with the Commission as an exhibit to the Registration Statement, including any amendment thereto, or as an exhibit to any report filed by the Company under the Exchange Act that is properly incorporated by reference in the Registration Statement, in each case, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

Based on the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

1.    The Common Stock will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such Common Stock and any applicable Related Documents and other documents relating to the offering and issuance of such Common Stock shall have been duly completed and shall not have been modified or rescinded, and (iii) such Common Stock shall have been (A) duly executed by the Company and authenticated as provided by the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Board Proceedings.

2.    Each series of Preferred Stock will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such series of Preferred Stock and any applicable Related Documents and other documents relating to the offering and issuance of such series of Preferred Stock shall have been duly completed and shall not have been modified or rescinded, (iii) the Certificate of Designation, as applicable, for such series of Preferred Stock shall have been duly executed by the Company and appropriately filed with the State of Missouri, and (iv) such series of Preferred Stock shall have been (A) duly executed by the Company and authenticated as provided by the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Board Proceedings.

3.    Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such series of Depositary Shares and the underlying shares of Preferred Stock and any applicable Related Documents and other documents relating to the offering and issuance of such series of Depositary Shares shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement relating to such series of Depositary Shares shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the shares of Preferred Stock underlying such series of Depositary Shares shall have been validly issued and fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts relating to such series of Depositary Shares shall have been (A) duly executed by such Depositary as provided in the such Depositary Agreement and the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Depositary Agreement and Board Proceedings.

4.    The Stock Purchase Contracts and Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such Stock Purchase Contracts and Units and the underlying Registered Securities and any applicable Related Documents and other documents relating to the offering and issuance of such series of Stock Purchase Contracts and Units shall have been duly completed and shall not have been modified or rescinded, (iii) the Stock Purchase Agreement relating to such Stock Purchase Contracts shall have been duly executed and delivered by the Company and the applicable holder thereof or the Unit Purchase Agreement relating to such Units shall have been duly executed and delivered by the Company and the applicable holder thereof, as applicable, (iv) the Stock Purchase Contracts or Units, as applicable, shall have been validly issued and fully paid and non-assessable, and (v) such Stock Purchase Contracts and Units shall have been (A) duly executed by the Company and the holder thereof as provided in the Stock Purchase Agreement or Unit Purchase Agreement, as applicable, and the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Stock Purchase Agreement, Unit Purchase Agreement and Board Proceedings.

5.    Each series of Warrants will be validly issued and will constitute the valid and binding obligations of the Company, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such series of Warrants and the applicable Registered Securities which are issuable upon exercise thereof and any applicable Related Documents and other documents relating to the offering and issuance of such series of Warrants shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement relating to such series of Warrants shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such Warrants shall have been (A) duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Warrant Agreement and Board Proceedings.

6.    Each series of Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the applicable Indenture relating to series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939, as amended, (iii) all Board Proceedings relating to such series of Debt Securities and any applicable Related Documents and other documents relating to the offering and issuance of such series of Debt Securities shall have been duly completed and shall not have been modified or rescinded, (iv) the applicable Indenture (and any related supplemental indenture) relating to such series of Debt Securities shall have been duly executed and delivered by the Company and the applicable Trustee, and (v) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the applicable Indenture and Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Indenture and Board Proceedings.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)    Our opinions herein reflect only the application of applicable laws of the State of Missouri (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, insurance, pension, antitrust and tax laws of such State, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)    Our opinions contained herein are limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

(c)    Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) require compliance with or impose standards relating to fiduciary duties or fairness; (ii) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (v) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)    We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Depositary Agreement, Stock Purchase Agreement, Warrant Agreements, Unit Purchase Agreements, Indentures or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e)    We express no opinion as to the enforceability of any provision in any Depositary Agreement, Stock Purchase Agreement, Warrant Agreements, Unit Purchase Agreements, Indentures or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or any other person to a trial by jury, (v) provide that remedies are cumulative or that decisions by a party are conclusive, (vi) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law, (vii) govern choice of law or conflict of laws or (viii) provide for or grant a power of attorney; (ix) provide for the permitting, upon acceleration of any indebtedness (including, if applicable, any series of Debt Securities), of collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (x) create, attach, perfect, or give priority to any lien or security interest; (xi) grant setoff rights; or (xii) make a guarantor primarily liable rather than as a surety.

You have informed us that you intend to issue the Registered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Registered Securities you will afford us an opportunity to review the operative documents pursuant to which such Registered Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Registered Securities.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of the Commission promulgated thereunder.

Respectfully submitted,

/s/ BRYAN CAVE LEIGHTON PAISNER LLP

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